Exhibit 99.1

FOR IMMEDIATE RELEASE

Interparfums announces fragrance license agreement with longchamp

New York, New York, July 22, 2025, Interparfums, Inc. (NASDAQ GS: IPAR) today announced that its subsidiary, Interparfums SA, has signed an exclusive fragrance license agreement with Longchamp, a Parisian Maison founded in 1948, through December 31, 2036.

Interparfums SA will be responsible for the creation, development, production and distribution of fragrance lines in Longchamp-brand points of sale and selective distribution channels such as department stores, perfumeries and duty-free shops. The first launch is expected in 2027.

Jean Cassegrain, Chairman & Chief Executive Officer of Longchamp, commented, “I look forward to working with Philippe Benacin and his teams to write this new chapter in the history of our Maison. We will cooperate in a spirit of enthusiasm to forge a new expression of our brand values: authenticity, energy and creative curiosity.”

Philippe Benacin, Chairman & Chief Executive Officer of Interparfums SA added, “I welcome this partnership with Longchamp, a symbol of French excellence. The Maison’s name recognition, the imaginative codes that define its leather goods, and more recently its fashion creations, are valuable assets for the successful development of fragrance lines. We are very optimistic in the future of this exciting adventure.”

Jean Madar, Chairman & Chief Executive Officer of Interparfums, Inc. noted, “This license agreement reflects our ongoing strategy to partner with highly relevant and trusted brands that share our commitment to quality and innovation. We believe this collaboration will further enhance our fragrance portfolio and expand our product offering, reinforcing our position in key markets and creating meaningful value for both partners.”

About Longchamp:

Authenticity, sincerity, energy, and optimism are the values that remain at the heart of Longchamp. Since 1948, Longchamp, the leather-sheathed pipe manufacturer, has expanded its offering to include travel accessories, handbags, ready to wear, eyewear and shoes to deliver a global lifestyle to its customers. Today, Creative Director, Sophie Delafontaine perpetuates this heritage and develops her vision of the authentic Parisian woman. Her style is fluid, natural, with “joie de vivre” for a contemporary and cosmopolitan customer. Longchamp reinvents French elegance with a twist. Convinced that sustainability is an important component of manufacturing excellence, Longchamp’s teams have always brought respect and attention to their products. “We produce, we care, we repair”. Preserving its independent family origins, Longchamp has been owned and managed by the Cassegrain family for four generations. Today, the brand has more than 400 stores in 80 countries.

Longchamp Contacts:

Jean Cassegrain

Chief Executive Officer

Stéphane Duret

Communication Director

s.duret@longchamp.com

+33 (0)1 43 16 00 00

www.longchamp.com

About Interparfums, Inc.:

Operating in the global fragrance business since 1982, Interparfums, Inc. produces and distributes a wide array of prestige fragrance and fragrance related products under license agreements with brand owners. Interparfums, Inc. manages its business in two operating segments, European based operations, through its 72% owned subsidiary, Interparfums SA, and United States based operations, through wholly owned subsidiaries in the United States and Italy.

The portfolio of prestige brands includes Abercrombie & Fitch, Anna Sui, Boucheron, Coach, Donna Karan/DKNY, Emanuel Ungaro, Ferragamo, Graff, GUESS, Hollister, Jimmy Choo, Karl Lagerfeld, Kate Spade, Lacoste, MCM, Moncler, Montblanc, Oscar de la Renta, Roberto Cavalli, and Van Cleef & Arpels, whose products are distributed in over 120 countries around the world through an extensive and diverse network of distributors. Interparfums, Inc. is also the registered owner of several trademarks including Lanvin, Rochas, and Solferino.

Forward-Looking Statements:

Statements in this release which are not historical in nature are forward-looking statements. Although we believe that our plans, intentions, and expectations reflected in such forward-looking statements are reasonable, we can give no assurance that such plans, intentions, or expectations will be achieved. In some cases, you can identify forward-looking statements by forward-looking words such as "anticipate, "believe", "could", "estimate", "expect", "intend", "may", "should", "will", and "would" or similar words. You should not rely on forward-looking statements, because actual events or results may differ materially from those indicated by these forward-looking statements as a result of a number of important factors. These factors include, but are not limited to, the risks and uncertainties discussed under the headings “Forward Looking Statements” and "Risk Factors" in Interparfums, Inc.'s annual report on Form 10-K for the fiscal year ended December 31, 2024, and the reports Interparfums, Inc. files from time to time with the Securities and Exchange Commission. Interparfums, Inc. does not intend to and undertakes no duty to update the information contained in this press release.

Contact Information:
Interparfums, Inc.	or	The Equity Group Inc.
Michel Atwood		Karin Daly
Chief Financial Officer		Investor Relations Counsel
(212) 983-2640		(212) 836-9623 / kdaly@theequitygroup.com
www.interparfumsinc.com		www.theequitygroup.com